UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 29, 2006

Date of report (Date of earliest event reported)

Velocity Express Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North

Bldg. B, Suite 300

Westport, Connecticut 06880

(Address of principal executive offices, including zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 3, 2006, Velocity Express Corporation (the “Company”) and CD&L, Inc. (“CD&L”) signed a merger agreement pursuant to which CD&L Acquisition Corp., a wholly owned subsidiary of the Company, will be merged with and into CD&L. The Company created the Series Q Convertible Preferred Stock described herein in anticipation of the transactions contemplated by the merger agreement. This current report discloses certain matters relating to the above-referenced merger agreement that became effective on June 29, 2006 and June 30, 2006. A current report relating to, among other things, the merger agreement and the issuance of Series Q Convertible Preferred Stock will be filed no later than July 10, 2006.

Item 1.01 Entry into a Material Definitive Agreement

Reimbursement Agreement with TH Lee

Effective June 29, 2006, the Company entered into a reimbursement agreement (the “Reimbursement Agreement”) with the holder of approximately 62.3% of its common stock, TH Lee Putnam Ventures (“TH Lee”). Under the terms of the Reimbursement Agreement:

(a)	The Company acknowledges its indebtedness to TH Lee for: (i) costs and expenses of approximately $90,000 incurred by TH Lee on behalf of the Company; (ii) an overfunding in the amount of $130,000 on a prior credit facility maintained by TH Lee for the Company; (iii) merger and acquisition services rendered by TH Lee to the Company; and (iv) credit enhancements provided by TH Lee to the Company in the form of loan guarantees. Under the terms of the Reimbursement Agreement, the Company agreed to satisfy the obligations described above through the payment of cash in the amount of $89,551, 11,818 shares of Series Q Convertible Preferred Stock (described below) and the issuance of warrants to purchase 797,500 shares of common stock at an exercise price of $0.01 per share. The Company agreed to register for resale the shares of common stock issuable upon conversion of the Series Q Convertible Preferred Stock and the warrants simultaneously with the registration of conversion shares underlying the shares of Series Q Convertible Preferred Stock issued to purchaser investors.

(b)	The Company acknowledges an obligation to a law firm for fees and expenses aggregating $149,000 for work arranged by TH Lee on behalf of the Company and the Company agreed to satisfy such obligation in cash.

(c)	The Company agreed to promptly pay on demand and in cash all future out of pocket costs and expenses incurred by TH Lee for the benefit of the Company, subject to certain terms and conditions, including the prior written consent of the Company and the proper substantiation of such costs and expenses.

The foregoing description is qualified in its entirety by the Reimbursement Agreement set forth at Exhibit 10.1 to this current report.

Voting, Consent, Amendment and Waiver Agreements with Holders of Common Stock and Series M, N, O and P Convertible Preferred Stock

Effective June 29, 2006, the Company entered into voting, consent, amendment and waiver agreements (the “Consent Agreements”) with holders of the Company’s common stock and each of its Series M, N, O and P Convertible Preferred Stock. A description of the principal terms and conditions of the Consent Agreements follows. The following description is qualified in its entirety by the Consent Agreements set forth at Exhibits 10.2 and 10.3 to this current report.

Under the Consent Agreements, the holders of a majority of the Company’s issued and outstanding shares of voting capital stock (common stock and Series M, N, and O Convertible Preferred Stock) consented to the Company’s issuance of:

(a)	up to 4,500,000 shares of the Company’s Series Q Convertible Preferred Stock, par value $0.004 per share, (“Series Q Convertible Preferred Stock”) to certain new investors;

(b)	additional shares of Series Q Convertible Preferred Stock in payment of dividends on issued and outstanding shares of Series Q Convertible Preferred Stock (“PIK Shares”);

(c)	four-year warrants (“Note Warrants”) to purchase an aggregate of approximately 26,000,000 shares of common stock, subject to adjustment, at an exercise price of $1.45 per share, subject to adjustment, to purchasers of the Company’s 12% Senior Secured Notes due 2010;

(d)	shares of common stock, or securities convertible into or exercisable for common stock or a combination thereof with an aggregate fair value of approximately $3,200,000 for use in effecting the purchase of a portion of the issued and outstanding capital stock, and securities convertible into shares of the capital stock, of CD&L (the “Exeter Securities”);

(e)	approximately 270,000 shares of Series Q Convertible Preferred Stock to Jefferies and Company, Broadband Capital Management, LLC, Context Capital Management, LLC, Meritage Capital Advisors, LLC and Luther Capital Management, LLC, in payment of placement agent and finders fees;

(f)	four-year warrants (“THLPV Warrants”) to purchase up to 250,000 and 547,500 shares, respectively, of common stock at a price of $.01 per share, to TH Lee Putnam Ventures, a stockholder of the Company, in consideration for merger and acquisition services and credit enhancements in the form of loan guarantees provided to the Company;

(g)	four-year warrants to purchase up to 400,000 shares of common stock at a price of $1.50 per share (the “Scura Rise Warrants”) to Scura Rise & Partners, LLC in satisfaction of investment banking fees;

(h)	up to approximately 500,000 shares of common stock to certain individuals in payment for consulting services (“Consultants’ Shares”);

(i)	41,250 shares of Series Q Convertible Preferred Stock to Pequot Capital Management, a stockholder of the Company, in consideration for credit enhancements in the form of loan guarantees provided for the benefit of the Company; and

(j)	the shares of common stock issuable upon the conversion of the Series Q Convertible Preferred Stock referred to above (including any PIK Shares issuable as dividends on the Series Q Convertible Preferred Stock), and upon the exercise of the Note Warrants, Exeter Securities, THLPV Warrants, and Scura Rise Warrants.

The holders of a majority of the Company’s issued and outstanding shares of voting capital stock consented to an amendment to the Company’s Amended and Restated Certificate of Incorporation to adjust the rights and preferences of the Series M, N O and P Convertible Preferred Stock in relation to the Company’s designation of the Series Q Convertible Preferred Stock, together with certain other modifications (the “Amendment”) and the holders of a majority of the Company’s issued and outstanding shares of Series P Convertible Preferred Stock consented to that portion of the Amendment pertaining to the Certificate of Designation of Preferences and Rights of Series P Convertible Preferred Stock.

The holders of at least 62.5 percent of the outstanding shares of each of the Company’s Series M, N, O and P Convertible Preferred Stock consented to the Company’s designation of the preferences and rights of the Series Q Convertible Preferred Stock, including without limitation the superiority of the Series Q Convertible Preferred Stock in right of preference as to dividends and distributions made upon the liquidation of the Company, the proposed issuance and sale of the Series Q Convertible Preferred Stock, and the Amendment.

The holders of at least 62.5 percent of the outstanding shares of each of the Company’s Series M, N and O Convertible Preferred Stock waived, in connection with the proposed securities issuances described above, the application of conversion price adjustment mechanisms contained in their respective Certificates of Designation of Preferences and Rights to reduce the conversion price for their shares Series M, N and O and P Convertible Preferred Stock below $2.10.

The Company and the holders of a majority of the outstanding shares of the Company’s Series P Convertible Preferred Stock agreed to reduce the Series P Convertible Preferred Stock conversion price (subject to future adjustment under the Certificates of Designation of Preferences and Rights of Series P Convertible Preferred Stock, but not as a result of the securities issuances described in (a) through (j) above) to $1.23 per share.

The holders of a majority of the outstanding shares of the Company’s Series P Convertible Preferred Stock also waived a contractual right of participation in connection with the Company’s proposed issuance of Series Q Convertible Preferred Stock and consented to amendments of contractual provisions pertaining to participation in future financings and incidental registration rights.

The Amendment will not be filed with the Secretary of State of the State of Delaware until 20 days after the Company mails an information statement to its stockholders in compliance with Regulation 14C under the Securities Exchange Act of 1934, as amended.

Amendments to 2004 Stock Incentive Plan

On June 29, 2006, the Company’s Board of Directors took action to amend the 2004 Stock Incentive Plan (the “Plan”) as follows: (a) the maximum number of shares that may be granted to any individual in a calendar year pursuant to awards was increased from 250,000 shares to 1,200,000 shares; and (b) the maximum number of shares that may be granted as incentive stock options (“ISOs”) was increased from 1,000,000 shares to 2,000,000 shares. The Board of Directors made these changes applicable to existing awards as well as proposed awards under the Plan. The foregoing amendments did not affect the total number of shares reserved for issuance under the Plan.

Upon preparation and execution of the amended plan formalizing the above-referenced amendments, the Company will amend this report to file such amended plan as an exhibit.

Issuance of Stock Options

Effective June 29, 2006, the Company’s Board of Directors awarded a non-qualified stock option for the purchase of 500,000 shares of common stock to Edward W. Stone, the Company’s Chief Financial Officer, and ISOs for the purchase of an aggregate of 500,000 shares of common stock to other key employees. The foregoing options were issued under the Plan. Such options vest to the extent of 50% per year, commencing on the first anniversary of the date of grant. They are exercisable at $1.363 per share, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on June 29, 2006. These options expire on June 29, 2016, and provide for accelerated vesting in the event of a change in control of the Company.

Upon preparation and execution of written option agreements formalizing the above-referenced awards, the Company will amend this report to file the form of such agreement as an exhibit.

Item 3.03 Material Modification to Rights of Security Holders

Designation of Series Q Convertible Preferred Stock

The Amended and Restated Certificate of Incorporation of the Company authorizes it to issue 299,515,270 shares of preferred stock, $0.004 par value per share, and allows the Board of Directors, without shareholder approval, to designate the preferences and rights of the preferred stock. The Company’s Board of Directors adopted and approved a Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of Velocity Express Corporation (the “Certificate of Designation”). The Certificate of Designation creates 9,704,813 shares of Series Q Convertible Preferred Stock with the preferences and rights described below. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on June 30, 2006, and amended on July 3, 2006. The following description is qualified in its entirety by the Certificate of Designation and the amendment thereto set forth at Exhibits 3.1 and 3.2 to this current report.

Reasons for the Creation of the Preferred Stock. On July 3, 2006, the Company and CD&L signed a merger agreement pursuant to which CD&L Acquisition Corp., a wholly owned subsidiary of the Company, will be merged with and into CD&L. The Company created the Series Q Convertible Preferred Stock described herein in anticipation of the transactions contemplated by the merger agreement.

Description of the Series Q Convertible Preferred Stock. The Certificate of Designation creates 9,704,813 shares of Series Q Convertible Preferred Stock, par value $0.004 per share. Each share of Series Q Convertible Preferred Stock is initially convertible into 9.0909 shares of common stock, subject to adjustment. Additional terms of the Series Q Convertible Preferred Stock include the following:

•	Cumulative dividends at the rate of six percent per annum on the stated value of $10.00 per share are payable quarterly in arrears. Dividends on the Series Q Convertible Preferred Stock are in preference to, and priority over, distributions with respect to all other outstanding classes or series of the Company’s capital stock (other than dividends payable solely in shares of common stock). At the election of the Company, dividends on the Series Q Convertible Preferred Stock are payable in shares of Series Q Convertible Preferred Stock (“PIK Shares”); provided, however, that PIK Shares may not be issued without the consent of the holders of at least 70 percent of the outstanding Series Q Convertible Preferred Stock unless the shares of common stock into which the PIK Shares are convertible have been registered for immediate resale under the Securities Act of 1933, as amended.

•	Upon the liquidation, dissolution or winding up of the Company, holders of shares of Series Q Convertible Preferred Stock are entitled to a payment equal to the shares’ stated value plus any accrued and unpaid dividends before payment is made with respect to any other outstanding classes or series of the Company’s capital stock.

•	The Company may elect to redeem the outstanding shares of Series Q Convertible Preferred Stock at any time for an amount equal to 125 percent of their stated value plus accrued and unpaid dividends. Upon the occurrence of any of the following events, the Company shall be obligated to redeem all outstanding shares of Series Q Convertible Preferred Stock (subject to the right of each holder of Series Q Convertible Preferred Stock to reject redemption) at a price equal to their stated value, all accrued and unpaid dividends, and a redemption premium of 50 percent of the annual dividend payable with respect to the Series Q Convertible Preferred Stock:

(i)	the acquisition of CD&L by a party other than the Company;

(ii)	the termination of the Company’s agreement to acquire CD&L; or

(iii)	the failure of the Company to consummate the acquisition of CD&L within 270 days following the Company’s issuance of the Series Q Convertible Preferred Stock.

•	The price at which the Series Q Convertible Preferred Stock may be converted into shares of common stock is subject to reduction as a result of subsequent issuances of common stock (or securities convertible into or exercisable for common stock) at a price per share of common stock less than the Series Q Convertible Preferred Stock Conversion Price, excluding: (i) issuances of common stock pursuant to employee stock option grants; (ii) issuances of common stock upon exercise or conversion of options or convertible securities outstanding on the date shares of Series Q Convertible Preferred Stock are issued; (iii) issuances of PIK Shares; and (iv) issuances of payment-in-kind dividends made with respect to other outstanding classes or series of the Company’s preferred stock.

•	The Company is entitled to force holders of the Series Q Convertible Preferred Stock to convert their shares into common stock if and when the daily weighted average market price of the common stock is equal to or greater than 200 percent of the then applicable Series Q Convertible Preferred Stock conversion price for a specified period of time and the shares of common stock issuable upon conversion of the Series Q Convertible Preferred Stock have been registered for resale under applicable federal and state securities laws.

•	The Series Q Convertible Preferred Stock will not be convertible until the issuance of the common stock upon conversion has been approved by the stockholders of the Company in compliance with Nasdaq Marketplace Rule 4350(i)(1) and Regulation 14C under the Securities Exchange Act of 1934, as amended.

Effect on Holders of Common Stock. Holders of the Company’s common stock will be subordinate to the holders of the Company’s Series Q Convertible Preferred Stock in the distribution of dividends and liquidation. Furthermore, holders of the Company’s Series Q Convertible Preferred Stock may convert their shares of preferred stock into common stock. The Company’s shareholders will experience significant dilution if the holders of its Series Q Convertible Preferred Stock exercise their rights to convert. In addition, the issuance of Series Q Convertible Preferred Stock can make any attempt to gain control of the Company or remove management more difficult, costly or time consuming since the voting power of the shares of Series Q Convertible Preferred Stock will increase the number of voting shares necessary to acquire control or to meet the voting requirements imposed by state law with respect to certain corporate activities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The contents of Item 3.03 above are incorporated herein by reference in their entirety.

A complete copy of the Company’s Amended and Restated Certificate of Incorporation, as amended to date, will be attached as an exhibit to the Company’s next periodic report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006	Velocity Express Corporation

	By:	/s/ Edward W. Stone
Edward W. Stone
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations, Preferences and Rights of Series Q Convertible Preferred Stock of Velocity Express Corporation, filed June 30, 2006.

3.2	Amended Certificate of Designation of Series Q Convertible Preferred Stock of Velocity Express Corporation, filed July 3, 2006.

4	See Exhibits 3.1 and 3.2.

10.1	Reimbursement Agreement by and between Velocity Express Corporation and TH Lee Putnam Ventures, dated effective June 29, 2006.

10.2	Form of Voting, Consent, Amendment and Waiver Agreement for Holders of Common Stock and Series M, N, and O Convertible Preferred Stock, dated effective June 29, 2006.

10.3	Form of Consent, Amendment and Waiver Agreement for Holders of Series P Convertible Preferred Stock, dated effective June 29, 2006.